Exhibit 4.16

Extension of Termination Date

From:               CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
12 Place des États Unis
92120 Montrouge
France

To:                             UNICORN ATLANTIC PTE. LTD.

UNICORN CASPIAN PTE. LTD.

IVS BULK 609 PTE. LTD.

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

as Borrowers

CC:                          GRINDROD SHIPPING PTE. LTD.

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

as Parent Guarantor

11 December 2017

Facility Agreement dated 30 March 2017 (as amended, modified or supplemented from time to time, the “Facility Agreement”) and made between (1) Unicorn Atlantic Pte. Ltd., Unicorn Caspian Pte. Ltd. and IVS Bulk 609 Pte. Ltd as joint and several borrowers (the “Borrowers”), (2) Grindrod Shipping Pte. Ltd. as parent guarantor (the “Parent Guarantor”), (3)  the banks and financial institutions listed therein at schedule 1 as lenders (the “Lenders”), (4) Crédit Agricole Corporate and Investment Bank as arranger (the “Arranger”) (5) Crédit Agricole Corporate and Investment Bank as facility agent (the “Facility Agent”) and (6) Crédit Agricole Corporate and Investment Bank as security agent (the “Security Agent”) and relating to a term loan facility of up to $21,000,000 in respect of m.v.s “INYALA”, “UMGENI” and “IVS ORCHARD”.

1.                  We refer to the Facility Agreement.

2.                  Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Letter (unless otherwise defined herein).

3.                  The Borrowers have requested the consent of the Finance Parties to the extension of the Termination Date.

4.                  We, as Facility Agent acting on behalf of the Finance Parties, confirm the agreement of the Finance Parties to the Borrowers’ request in paragraph 3 above on and with effect from the date on which the Facility Agent receives the following in form and substance satisfactory to it (the “Effective Date”):

(a)                                     a duly executed original of this letter signed by the Borrowers and the Parent Guarantor;

(b)                                     in the case of each Borrower and the Parent Guarantor, documents of the kind specified in Schedule 2, Part A, paragraphs 1.1, 1.2 and 1.3 of the Facility Agreement as amended and supplemented by this Letter and updated with appropriate modifications to refer to this Letter and, in the case of the constitutional documents of the Borrowers and the Parent Guarantor, confirmation that those documents have not been amended or modified since the date copies were last provided to the Facility Agent pursuant to the Facility Agreement;

(c)                                      a favourable legal opinion from lawyers appointed by the Facility Agent on matters concerning the laws of the Republic of Singapore in relation to the capacity of each Borrower and the Parent Guarantor to enter into this letter.

5.                  We confirm and agree that the Facility Agreement shall be amended with effect from the Effective Date by:

(a)                                     deleting the definition of “Termination Date” in clause 1.1 (Definitions) of the Facility Agreement and replacing it with the following new definition of “Termination Date”:

““Termination Date” means 31 March 2018.”; and

(b)                                     by amending clause 6.1 to read:

“The Borrowers shall repay the Loan by four equal consecutive instalments, each in an amount of $659,500 (each a “Repayment Instalment”), on 30 June 2017, 30 September 2017, 31 December 2017 and 30 March 2018 together with a balloon instalment of $18,362,000 (the “Balloon Instalment”) payable on the Termination Date.”

6.                  This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and the provisions of clauses 48.1 and 48.2 (inclusive) of the Facility Agreement shall apply to this Letter with references to the Borrowers construed so as to include the Parent Guarantor.

7.                  The definition of, and references throughout each of the Finance Documents to, the Facility Agreement shall be construed as if the same referred to the Facility Agreement as amended and supplemented by this Letter.

8.                  All other terms and conditions of the Facility Agreement and each of the other Finance Documents shall remain unamended and in full force and effect.

9.                  This Letter shall constitute a Finance Document.

10.           This Letter may be executed in any number of several counterparts and any single counterpart or set of counterparts signed, in either case, by all of the parties thereto shall be deemed to be an original and all counterparts of this Letter when taken together shall constitute one and the same instrument.

11.           Please confirm your agreement to the terms of this Letter by signing below.

This Letter has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Letter been delivered as a deed.

Yours faithfully

FACILITY AGENT

EXECUTED AS A DEED	)
by CRÉDIT AGRICOLE CORPORATE AND	) /s/ Paul Hogarth Attorney-in-fact
INVESTMENT BANK	)
acting by	)
expressly authorised in	)
accordance with the laws of France	)
in the presence of:	)
)
Witness’ signature:	) /s/ Rosalind Roberts
Witness’ name:	)
Witness’ address:	)

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party (and as amended in accordance with the terms of this Letter) shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement and the other Finance Documents to which we are a party.

BORROWERS

EXECUTED AS A DEED	)
by UNICORN ATLANTIC PTE. LTD.	)
acting by	) /s/ Martyn Wade
expressly authorised in	)
accordance with the laws of Singapore	)
in the presence of:	)
)
Witness’ signature:	) /s/ GC Kingsley-Wilkins
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by UNICORN CASPIAN PTE. LTD.	)
acting by	) /s/ Martyn Wade
expressly authorised in	)
accordance with the laws of Singapore	)
in the presence of:	)
)
Witness’ signature:	) /s/ GC Kingsley-Wilkins
Witness’ name:	)
Witness’ address:	)

EXECUTED AS A DEED	)
by IVS BULK 609 PTE. LTD.	)
acting by	) /s/ Martyn Wade
expressly authorised in	)
accordance with the laws of Singapore	)
in the presence of:	)
)
Witness’ signature:	) /s/ GC Kingsley-Wilkins
Witness’ name:	)
Witness’ address:	)

We hereby confirm that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that our obligations under the Facility Agreement and the other Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement.

PARENT GUARANTOR

EXECUTED AS A DEED	)
by GRINDROD SHIPPING PTE. LTD.	)
acting by	) /s/ Martyn Wade
expressly authorised in	)
accordance with the laws of Singapore	)
in the presence of:	)
)
Witness’ signature:	) /s/ GC Kingsley-Wilkins
Witness’ name:	)
Witness’ address:	)